EXHIBIT 99.1

WCA Waste Corporation Announces Fourth Quarter and Year-End 2005 Results

 --     Fourth Quarter Revenue Increased 58.7%
 --     Fourth Quarter Operating Income Increased 89.3%

HOUSTON, March 1, 2006 (PRIMEZONE) -- WCA Waste Corporation (Nasdaq:WCAA) announced today financial results for the fourth quarter and year-ended December 31, 2005. For the fourth quarter 2005, revenue increased 58.7% to $32.7 million over the $20.6 million that was reported for the same period last year. Operating income increased 89.3% to $4.4 million over the $2.3 million that was reported over the quarter ended December 31, 2004. Operating margins increased to 13.5% of revenue versus 11.3% for the same quarter last year. Net income for the quarter was $0.6 million, or $0.03 per share. During the quarter average borrowing costs increased to 7.90% versus 4.56% for the same quarter of 2004. This increase affected net income by $0.9 million, or $0.06 per share for the fourth quarter of 2005.

The Company noted key highlights for the year-ended December 31, 2005 as compared to the same period last year.

 --     Revenue increased 55.4%
 --     Adjusted Operating Income increased 80.1% (see note)
 --     Adjusted EBITDA increased 73.1% (see note)
 --     Adjusted EBITDA Margin of 28.2% vs. 25.3% (see note)
 --     10 companies were acquired during 2005
 --     Internal Growth was 11.9%

Note: In adjusting the Operating Income, EBITDA and EBITDA Margins, the Company excluded a 2004 stock-based compensation charge of $11.5 million ($7.5 million net of tax benefit). These three items are all Non-GAAP measures. See the description of these measures, a reconciliation of these measures to their most directly comparable GAAP measure, and the reasons why management believes the presentation of these non-GAAP measures provides useful information to investors under the heading "Non-GAAP Financial Measures" below.

For the year-ended December 31, 2005, the Company reported revenue of $114.1 million, representing a 55.4% increase over the $73.5 million that was reported for year-ended 2004. For the year net income, including a deferred financing cost write-off of $0.9 million, net of tax, was $3.5 million, or $0.22 per share. Without the charge, net income would have been $4.3 million, or $0.28 per share. Net income for the year ended 2005 was negatively impacted by $1.9 million, or $0.12 per share, due to the increase in average borrowing costs. The results given the impact of interest would have been $0.40 per share.

Tom Fatjo, Chairman of WCA Waste Corporation, stated that the company was pleased with the 2005 financial and operational performance and is ahead of its three to four year guidance. Over the course of 2005 we acquired and integrated 10 companies in five new markets. The estimated "run-rate" revenue for 2005 of these acquisitions was $40 million. We believe that in 2006 assuming no future acquisitions:

 --     Revenue will exceed $140 million, a 23% increase over 2005
 --     Operating Income will exceed $21 million, a 24% increase
        over 2005
 --     EBITDA will exceed $40 million, a 25% increase over 2005

The Company is also announcing today that in order to accelerate our acquisition program, it has initiated a process of exploring a variety of strategic alternatives to enhance shareholder value and has retained Friedman, Billings, and Ramsey Co., Inc. to assist it. The Company does not intend to disclose developments with respect to the exploration of strategic alternatives unless and until the Board of Directors has approved a specific transaction, course of action, or termination of the exploration process.

WCA Waste Corporation will be hosting a conference call to discuss fourth quarter and year-end 2005 earnings at 8:30 am Eastern Standard Time on March 2, 2006.

WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations consists of twenty landfills, twenty-one transfer stations/material recovery facilities and twenty-four collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Missouri, New Mexico, North Carolina, South Carolina, Tennessee and Texas. The Company's common stock is traded on the Nasdaq National Market System under the symbol "WCAA."

The WCA Waste Corporation logo is available at http://www.primezone.com/newsroom/prs/?pkgid=1736

RISK FACTORS AND CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These statements can generally be identified as such because the context of the statement will include words such as "may," "will," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions. Similarly, statements that describe our plans, objectives, goals, expectations or intentions and other statements that are not historical facts are forward-looking statements. For example, descriptions of strategy are forward-looking statements, including descriptions of our acquisition strategy and the benefits of any acquisition or potential acquisition.

Statements concerning "run-rates" are also forward-looking statements, are not audited or based on GAAP and are made based on estimations from information provided to us by the acquired companies and from other sources and estimates developed by us. In this press release we provide "run-rate" estimates for acquired subsidiaries; in other presentations and reports, we provide "run-rate" estimates with respect to us and also separately with respect to one or more acquired businesses. We determine the period over which to calculate a "run-rate" based on factors we deem to be reasonable. In computing our revenue "run-rates" as of the end of any given period we generally annualize the average of monthly revenues of the companies that we acquired for the period prior to acquisition (which is the "run-rate" for the acquired businesses) and add that annualized number to our revenues. In computing our estimated "EBITDA" or "Adjusted EBITDA" "run-rates" we apply the same principles in that we use in computing what our credit facilities refer to as "pro-forma adjusted EBITDA," which is an internal, non-GAAP estimate intended to provide a forecast of the potential effects resulting from acquired businesses based on assumed adjustments to items of revenue, income and expense, as well as non-cash non-recurring items and assumed internalization from acquired businesses, attributable to the transaction and having an ongoing impact that management believes to be reasonable and factually supportable. "Run-rate" estimates of EBITDA and Adjusted EBITDA for one or more acquired businesses are determined separately by applying similar principles and adjustments with respect to information provided by the acquired businesses. Such estimates are reported to the lenders under our credit facilities and to our board of directors. Actual revenues, EBITDA and Adjusted EBITDA may or may not equal the estimated "run-rate."

The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. We caution that forward-looking statements are not guarantees, are based upon the current beliefs and expectations of WCA's management, and are subject to known and unknown risks and uncertainties. Since our business, operations and strategies are subject to a number of risks, uncertainties and other factors, actual results may differ materially from those described in the forward-looking statements.

As to acquisitions and acquisition strategies, on which our future financial performance will significantly depend, risks and uncertainties include, without limitation: we may be unable to identify, complete or integrate future acquisitions successfully; we compete for acquisition candidates with other purchasers, some of which have greater financial resources and may be able to offer more favorable terms; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons; businesses that we acquire may have unknown liabilities and require unforeseen capital expenditures; changes or disruptions associated with making acquisitions may make it more difficult to maintain relationships with customers of the acquired businesses; in connection with financing acquisitions, we may incur additional indebtedness, or may issue additional shares of our common stock which would dilute the ownership percentage of existing stockholders; and rapid growth may strain our management, operational, financial and other resources.

Moreover, our results will be subject to a number of operational and other risks, including the following: we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we compete with large companies and municipalities with greater financial and operational resources, and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; and our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.

We describe these and other risks in greater detail in the sections entitled "Business - Risk Factors" and "Cautionary Statement About Forward-Looking Statements" included in our Annual Report on Form 10-K for the year-ended December 31, 2004, to which we refer you for additional information.

 WCA --- 4th Quarter 2005 Earning Release Information

                         WCA Waste Corporation
            Condensed Consolidated Statement of Operations
                              (Unaudited)

                            Three Months Ended    Fiscal Year Ended
                               December 31,          December 31,
                             -----------------    -------------------
                               2005      2004       2005       2004
                             -------   -------    --------   --------
                             (In thousands, except per share amounts)

 Revenue                     $32,708   $20,614    $114,143   $ 73,461
 Expenses:
  Cost of services            21,292    14,646      73,774     50,130
  Depreciation and
   amortization                4,498     2,460      14,795      8,828
  Accretion expense               45        65         159        257
  General and administrative:
   Stock-based compensation
    charge                       189        --         509     11,532
   Other general and
    administrative             2,282     1,118       7,802      4,751
                             -------   -------    --------   --------
                              28,306    18,289      97,039     75,498
                             -------   -------    --------   --------
 Operating income (loss)       4,402     2,325      17,104     (2,037)
 Other income (expense):
  Interest expense, net       (3,753)   (1,059)    (10,366)    (4,453)
  Write-off of deferred
   financing costs and
   debt discount                  --      (618)     (1,308)      (618)
  Other                          259         1         286        268
                             -------   -------    --------   --------
                              (3,494)   (1,676)    (11,388)    (4,803)
                             -------   -------    --------   --------
 Income (loss) before
  income taxes                   908       649       5,716     (6,840)
 Income tax (provision)
  benefit                       (355)       43      (2,248)     2,476
                             -------   -------    --------   --------
 Net income (loss)           $   553   $   692    $  3,468   $ (4,364)
                             =======   =======    ========   ========
 PER SHARE DATA (Basic and
  diluted):
   Net income (loss)         $  0.03   $  0.05    $   0.22   $  (0.38)
                             =======   =======    ========   ========
 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Basic)         16,279    14,853      15,579     11,599
                             -------   -------    --------   --------
 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Diluted)       16,324    14,862      15,641     11,599
                             -------   -------    --------   --------

                      Non-GAAP Financial Measures
 ---------------------------------------------------------------------

 Our management evaluates our performance based on non-GAAP measures, of which the primary performance measure is EBITDA. EBITDA consists of earnings (net income) before interest expense (including the write-off of deferred financing costs and debt discount), income tax expense, depreciation and amortization. We also use these same measures when evaluating potential acquisition candidates.

 We believe EBITDA is useful to an investor in evaluating our operating performance because:

 -- it is widely used by investors in our industry to measure a company's operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;
 -- it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization of our landfills and vehicles) from our operating results; and
 -- it helps investors identify items that are within operational control. Depreciation charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

    Our management uses EBITDA:
 -- as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;
 -- as one method we use to estimate a purchase price (often expressed as a multiple of EBITDA) for solid waste companies we intend to acquire. The appropriate EBITDA multiple will vary from acquisition to acquisition depending on factors such as the size of the operation, the type of operation, the anticipated growth in the market, the strategic location of the operation in its market as well as other considerations;
 -- in presentations to our board of directors to enable them to have the same consistent measurement basis of operating
    performance used by management;
 -- as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations;
 -- in evaluations of field operations since it represents
    operational performance and takes into account financial measures within the control of the field operating units;
 -- as a basis for incentive cash bonuses paid to our executive officers and other employees;
 -- to assess compliance with financial ratios and covenants included in our credit facility; and
 -- in communications with investors, lenders, and others,
    concerning our financial performance.

     In March 2003, the Securities and Exchange Commission, or the
     Commission, adopted rules regulating the use of non-GAAP
     financial measures, such as EBITDA, in filings with the
     Commission, disclosures and press releases. These rules require non-GAAP financial measures to be presented with and reconciled to the most nearly comparable financial measure calculated and presented in accordance with GAAP. The following presents a reconciliation of the total EBITDA to net income (loss) (in thousands):

                            Three Months Ended     Fiscal Year Ended
                               December 31,           December 31,
                            ------------------    -------------------
                             2005       2004        2005       2004
                            -------    -------    --------    -------
 Total EBITDA               $ 9,159    $ 4,786    $ 32,185    $ 7,059
 Depreciation and
  amortization               (4,498)    (2,460)    (14,795)    (8,828)
 Interest expense, net       (3,753)    (1,059)    (10,366)    (4,453)
 Write-off of deferred
  financing costs and
  debt discount                  --       (618)     (1,308)      (618)
 Income tax (provision)
  benefit                      (355)        43      (2,248)     2,476
                            -------    -------    --------    -------
 Net income (loss)          $   553    $   692    $  3,468    $(4,364)
                            =======    =======    ========    =======

 In considering EBITDA results, our management also takes various adjustments (especially for non-operational expenses) into account in evaluating performance in order to provide it with what it believes to be a better view of ongoing operational performance. Thus, for example, in our evaluations we exclude the stock-based compensation charge of $11.5 million ($7.5 million net of tax benefit) incurred during 2004 as these are non-cash charges related to our former parent company's outstanding stock option plan. We do not exclude stock-based compensation expense related to our restricted share plan as it is a recurring expense. We make similar adjustments in evaluating acquisition candidates for non-recurring items. The following presents a reconciliation of EBITDA to Adjusted EBITDA (in thousands):

                             Three Months Ended    Fiscal Year Ended
                                December 31,          December 31,
                             ------------------    ------------------
                              2005       2004       2005       2004
                             -------    -------    -------    -------
 Total EBITDA,
  per above                  $ 9,159    $ 4,786    $32,185    $ 7,059
 Stock-based
  compensation charge             --         --         --     11,532
                             -------    -------    -------    -------
 Adjusted EBITDA             $ 9,159    $ 4,786    $32,185    $18,591
                             =======    =======    =======    =======
 As a percentage of revenue     28.0%      23.2%      28.2%      25.3%

 Our EBITDA and Adjusted EBITDA, as we define them, may not be comparable to similarly titled measures employed by other companies and are not measures of performance calculated in accordance with
 GAAP. EBITDA and Adjusted EBITDA should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

 The following presents a reconciliation of operating income (loss) to adjusted operating income (in thousands) to exclude the non-recurring stock-based compensation charge related to our former parent:

                            Three Months Ended   Fiscal Year Ended
                               December 31,        December 31,
                             ----------------    ------------------
                              2005      2004      2005       2004
                             ------    ------    -------    -------
 Adjusted operating income

 Operating income (loss)     $4,402    $2,325    $17,104    $(2,037)
 Stock-based
  compensation charge            --        --         --     11,532
                             ------    ------    -------    -------
 Adjusted operating income   $4,402    $2,325    $17,104    $ 9,495
                             ======    ======    =======    =======
 As a percentage of revenue    13.5%     11.3%      15.0%      12.9%

 The following table presents a reconciliation of net income (loss) to adjusted net income after excluding the above-mentioned stock-based compensation charge in the prior year period and the write-off of deferred financing costs and debt discount (in thousands). These items are excluded because they are not representative of the on-going operational performance. Per share information of the adjusted net income is also shown below.

 Adjusted net income to
  exclude stock-based
  compensation charges,        Three Months Ended   Fiscal Year Ended
  write-off of deferred            December 31,        December 31,
  financing costs and           -----------------   -----------------
   debt discount                  2005      2004      2005      2004
                                -------   -------   -------   -------
 Net income (loss) in
  accordance with GAAP          $   553   $   692   $ 3,468   $(4,364)
 Stock-based compensation,
  net of tax                         --        --        --     7,496
 Write-off of deferred
  financing costs and debt
  discount, net of tax               --       383       850       383
                                -------   -------   -------   -------
 Adjusted net income            $   553   $ 1,075   $ 4,318   $ 3,515
                                =======   =======   =======   =======
 PER SHARE DATA
 (Basic and diluted):

 Adjusted net income to
  exclude stock-based
  compensation charge, write-
  off of deferred financing
  costs and debt discount:

  -- Basic                      $  0.03   $  0.07   $  0.28   $  0.30
                                =======   =======   =======   =======
  -- Diluted                    $  0.03   $  0.07   $  0.28   $  0.30
                                =======   =======   =======   =======
  WEIGHTED AVERAGE SHARES
   OUTSTANDING (Basic)           16,279    14,853    15,579    11,599
                                -------   -------   -------   -------
  WEIGHTED AVERAGE SHARES
   OUTSTANDING (Diluted)         16,324    14,862    15,641    11,599
                                -------   -------   -------   -------

                       Supplemental Disclosures
 ---------------------------------------------------------------------
                         (Dollars in millions)

                                                    Fiscal Year Ended
                                                    December 31, 2005
                                                    -----------------
 Revenue Breakdown:
   Collection                                       $ 69.8       48.8%
   Disposal                                           48.8       34.2%
   Transfer                                           20.3       14.2%
   Other                                               4.0        2.8%
                                                    ------     ------
     Total                                           142.9      100.0%
   Intercompany eliminations                         (28.8)
                                                    ------
     Total reported revenue                         $114.1
                                                    ======

 Internalization of Disposal:
 Three Months ended December 31, 2005                 78.0%
 Fiscal Year ended December 31, 2005                  77.6%

 Debt to Capitalization:
   Long-term debt including current maturities      $176.6
   Total Equity                                       91.7
                                                    ------
     Total capitalization                           $268.3
                                                    ======
       Debt-to-total capitalization                   65.8%

CONTACT:  WCA Waste Corporation, Houston
          Tommy Fatjo
          713-292-2400